EXHIBIT 10.11

                         TELEMARKETING SERVICE AGREEMENT


This Telemarketing Service Agreement ("Agreement") is entered into effective as of February 28th, 2001 (the "Effective Date"), by and between Intercallnet Teleservices, Inc. and Alarm Communication Technologies LLC, with reference to the following facts:

         WHEREAS, Intercallnet Teleservices, Inc., hereafter will be referred to simply as Intercallnet, offers telemarketing services to existing, inactive and potentially new customers for Alarm Communication Technologies LLC.

         WHEREAS, Alarm Communication Technologies LLC, which will hereafter be referred to as A.C.T., offers Security Alarm Products and services to consumers and business associates.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which hereby is acknowledged by all parties it is agreed by and between Intercallnet and A.C.T. as follows:


                                 1. DEFINITIONS

The items set forth below shall have the following meaning in this Agreement.

1.0 "Pilot Project" shall be the calling by telephone on behalf of A.C.T. for the purposes of setting appointments for A.C.T. sales personnel during the initial 45 day period.

1.1 "Billing Hour" shall be increment of time, spent by individual telesales representatives (TSR's) exclusively assigned to the pilot project. (NOTE: The TSR will be available to receive incoming or outgoing calls from automated telephony during a billing hour).

1.2 "Customer(s)" shall consist of consumers and/or business associates who A.C.T. has approved for contact with Intercallnet on both incoming and outgoing phone calls.

1.3 "List(s)" are leads, which are generated, from A.C.T.'s existing database and/or are derived from Intercallnet's resources.

1.4 "Scrubbing" is the term that shall mean the merging and purging of leads against any other designated list.

                         2. REPRESENTATION OF SERVICES

2.1 Intercallnet will provide trained, competent, telesales representatives (TSR's) to perform outgoing and/or incoming calls to set appointments for A.C.T. sales representatives

2.2 Intercallnet will provide one (1) Supervisor for every 16 TSR's for Outbound projects .

2.3      Intercallnet will provide one (1) Quality Assurance Monitor per 16
         TSR's.

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2.4      A.C.T. will provide an Account Manager for the purpose of initial training.

2.5 Intercallnet will provide A.C.T. with confirmed appointments and required reports on a daily basis.

2.6 Intercallnet with the assistance of A.C.T. will develop scripting and training programs for the project. Initially, a pilot program will be implemented utilizing 4-5 Telesales personnel and a Supervisor / Quality Assurance Monitor in order to refine scripting and strategies. An Account Manager will also be assigned to the program at this time. Once the pilot program produces desired results, the calling and staffing will be expanded to meet A.C.T. requirements as defined by A.C.T. and set forth in a new services agreement.

2.7 A.C.T. shall be responsible for providing the necessary quantity of qualified leads to maintain the pilot project. Intercallnet shall be responsible for scrubbing all lead lists.


                            3. TERMS AND CONDITIONS

3.1 The term of this Agreement will commence on the effective date and, except as provided below and in paragraphs 3.5 & 3.9 hereof, will continue thereafter for a period of 45 days

3.2      *for programming and Pilot Project set up.

3.3      *for Training .

3.4 Commissions - The project for the initial pilot program will be setting appointments for A.C.T. sales reps. For the duration of this pilot Program, the standard hourly billing for telesales agents, will not be in effect. In place of hourly billing, Intercallnet will be paid a fee of * per appointment set and kept. An appointment, for the A.C.T. Program, occurs when a prospect agrees to meet and does infact meet with an A.C.T. sales representative at a specified date and time and that prospect has met all of A.C.T.'s defined qualifications in appendix A.

3.5 Both parties agree that after the initial pilot project is completed, the term and payment terms of this contract will be re-negotiated.

3.6      *for any reports.

3.7 Neither A.C.T. nor Intercallnet will not be responsible for any unauthorized claims of benefits derived from their products or misrepresentations made by employees of the other.

3.8 Payment for services rendered by Intercallnet will be billed every Friday to include all appointments set and kept for that week and payment is due within seven (7) days of the billing date.


         *CONFIDENTIAL TREATMENT REQUESTED*

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3.9      Termination - This agreement may be terminated immediately by either party upon written notice in the event that either party violates or fails to fully comply with any of the conditions or covenants required. In the event of termination, Intercallnet will be paid for all appointments set and kept as of the date of termination.


                            4. COMPETITIVE AGREEMENTS

4.1 Intercallnet agrees not to divulge any product information or any confidential information about A.C.T to any competitive organization(s).

4.2 A.C.T. agrees not to divulge any of Intercallnet's proprietary information including methodologies and utilization of technologies within the call centers to any competitive organization(s).


IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective date.

"INTERCALLNET TELESERVICES, INC."

By  /s/ Paul Cifaldi
   ------------------------------------

Print Name:    Paul Cifaldi
             --------------------------

Title:   Chief Operating Officer               Date:   February 28, 2001
        -------------------------------               --------------------------




"ALARM  COMMUNICATION TECHNOLOGIES LLC"

By  /s/ Steven Zuckerman
   ------------------------------------

Print Name:   Steven Zuckerman
             --------------------------

Title:    Managing Director                    Date:   February 28, 2001
        -------------------------------               --------------------------




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                                   Appendix A
                                   ----------

Qualifications for an Appointment
---------------------------------

A.       Appointments set in advance by Phone

B.       Date and time set in advance

C. The prospect must know the reason for the appointment, ie that it is not to deliver material, but to discuss all the necessary details in order to enter into a contract for alarm services

D.       The appointment will be confirmed 24 hrs in advance by Intercallnet.

E. The appointment must be attended by all identified decision making parties

F. If the prospect has an existing alarm monitoring contract, it must expire within 3 months.